ASPEN DIVERSIFIED FUND LLC

                           AUDITED FINANCIAL STATEMENTS

                                 DECEMBER 31, 2006

                                       with

                           INDEPENDENT AUDITORS' REPORT


















THE COMPANY HAS NOT REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION PUSUANT TO SECTION 4(2) OF THE SECURITIES ACT OF 1933. PARTICIPANTS ARE LIMITED TO "ACCREDITED INVESTORS" AS THAT TERM IS DEFINED IN REGULATION D. FURTHER, THE COMPANY IS EXEMPT FROM CERTAIN DISCLOSURE AND PERIODIC REPORTING REQUIREMENTS.

-------------------------------------------------------------------------------

Audited Financial Statements

Aspen Diversified Fund LLC

December 31, 2006




Independent Auditors' Report...............................................1
Statements of Assets and Liabilities.......................................3
Statements of Operations...................................................4
Statements of Changes in Net Assets........................................5
Statements of Cash Flows...................................................6
Notes to Financial Statements..............................................7

-------------------------------------------------------------------------------

INDEPENDENT AUDITORS' REPORT


Members
Aspen Diversified Fund LLC
Atlanta, Georgia


We have audited the statements of assets and liabilities of Aspen Diversified Fund LLC ("the Company") as of December 31, 2006 and 2005, and the related statements of operations, changes in net assets, and cash flows for the year ended December 31, 2006 and the period from inception (April 7, 2005) through December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits of the 2006 financial statements referenced above in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its intermal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                                     -1-
==============================================================================

We conducted our audit of the 2005 financial statements referenced above in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of Aspen Diversified Fund LLC as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the year ended December 31, 2006 and the period from inception (April 7, 2005) through December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ Williams Benator & Libby, LLP

Atlanta, Georgia
March 20, 2007

                                     -2-
==============================================================================

STATEMENTS OF ASSETS AND LIABILITIES

ASPEN DIVERSIFIED FUND LLC


                                                         December 31
                                                     2006           2005
                                            ---------------------------------
ASSETS

Investments in investment
   funds--at fair value--Note B              $  54,058,174     $  15,544,531
Cash and cash equivalents                          885,921            39,324
Interest and other receivables                       7,675               195
Investments in transit                             679,000           400,000
                                            ---------------   ---------------
                                             $  55,630,770     $  15,984,050
                                            ===============   ===============


LIABILITIES AND NET ASSETS

Liabilities:
   Trailing commissions                      $       2,183     $         -0-
   Management, incentive,
     and administrative fees
     payable--Note D                                90,026	       8,927
   Membership redemptions payable                  748,993            53,428
   Capital contributions received in advance     1,466,950           414,000
                                            ---------------   ---------------
                                                 2,308,152           476,355



Net assets--Note C                              53,322,618        15,507,695
                                            ---------------   ---------------
                                             $  55,630,770     $  15,984,050



See independent auditors' report and notes to financial statements.


                                      -3-
===============================================================================

STATEMENTS OF OPERATIONS

ASPEN DIVERSIFIED FUND LLC


                                                                 Period from
                                                               Inception (April
                                                                   7, 2005)
                                                Year Ended         through
                                               December 31,      December 31,
                                                   2006              2005
                                            ---------------   ---------------

Net income from investments
   in investment funds--Note B               $   3,179,409     $     588,281

Operating expenses--Note D:
   Management and incentive fees                   200,600             3,326
   Administrative expenses                         198,792            40,877
   Bank fees                                         5,855             1,800
   Trailing commissions                              5,407               -0-
                                            ---------------   ---------------
                                                   410,654            46,003

		   NET INVESTMENT INCOME         2,768,755           542,278

Interest income                                     51,488             4,876
                                            ---------------   ---------------
              NET INCREASE IN NET ASSETS
               RESULTING FROM OPERATIONS     $   2,820,243     $     547,154
                                            ===============   ===============


See independent auditors' report and notes to financial statements.

                                     -4-
===============================================================================

STATEMENTS OF CHANGES IN NET ASSETS

ASPEN DIVERSIFIED FUND LLC



Capital contributions for the period from
   inception (April 7, 2005) through December 31, 2005         $  15,009,332

Membership redemptions                                               (48,791)

Allocation of net increase in net assets
   resulting from operation                                          547,154
                                                              ---------------

Balance at December 31, 2005                                      15,507,695

Capital contributions for the year ended December 31, 2006        38,566,120

Membership redemptions                                            (3,571,440)

Allocation of net increase in net assets
   resulting from operation                                        2,820,243
                                                              ---------------

Balance at December 31, 2006                                    $ 53,322,618
                                                              ===============



See independent auditors' report and notes to financial statements.

                                     -5-
===============================================================================

STATEMENTS OF CASH FLOWS

ASPEN DIVERSIFIED FUND LLC



                                                                 Period from
                                                               Inception (April
                                                                   7, 2005)
                                                Year Ended         through
                                               December 31,      December 31,
                                                   2006              2005
                                            ---------------   ---------------


CASH FLOWS FROM OPERATING ACTIVITIES
   Net increase in net assets
      resulting from operations              $   2,820,243     $     547,154
   Adjustments to reconcile net increase in
      net assets resulting from operations
      to cash used in operating activities:
         Net increase in investments in
            investment funds                   (38,513,643)      (15,544,531)
         Increase in interest receivable            (7,480)             (195)
         Increase in investments in transit       (279,000)         (400,000)
         Increase in accounts payable                2,183               -0-
         Increase in management, incentive,
            and advisory fees payable               81,099            13,564
                                            ---------------   ---------------

      NET CASH USED IN OPERATING ACTIVITIES    (35,896,598)      (15,384,008)

CASH FLOWS FROM FINANCING ACTIVITIES
   Capital contributions received from
      members, including capital
      contributions received in advance of
      $1,466,950 in 2006 and $414,000 in 2005   39,619,070        15,454,186
   Membership redemptions                       (2,875,875)          (30,854)
                                            ---------------   ---------------

  NET CASH PROVIDED BY FINANCING ACTIVITIES     36,743,195        15,423,332

  NET INCREASE IN CASH AND CASH EQUIVALENTS        846,597            39,324

Cash and cash equivalents at
   beginning of period                              39,324               -0-
                                            ---------------   ---------------

 CASH AND CASH EQUIVALENTS AT END OF PERIOD  $     885,921     $      39,324



SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES

At December 31, 2006 and 2005, the Company had membership redemptions payable of $743,611 and $48,791, respectively.



See independent auditors' report and notes to financial statements.

                                     -6-
===============================================================================

NOTES TO FINANCIAL STATEMENTS

ASPEN DIVERSIFIED FUND LLC

December 31, 2006


NOTE A--DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

Aspen Diversified Fund, LLC ("the Company") is a Delaware limited liability company that seeks to provide its investors with a rate of return not generally correlated with traditional investments. The Company allocates its assets among multiple investment managers by investing in investment funds that are traded by the managers. These investment funds engage in the trading of futures contracts, forwards and other commodity interests.

The following accounting policies are presented to assist the reader in understanding the Company's financial statements:

Investments in Investment Funds: Investments in investment funds are valued at fair value, which is measured based on the Company's proportionate interest in the net assets of the respective investment funds, and is determined from financial data provided by the investment funds and the investment funds' audited financial statements. Because of the inherent uncertainty of valuation, values of positions stated at fair value may differ significantly from what may actually be realized upon sale or disposition.

The investment funds' activities include the purchase and sale of derivative financial instruments such as commodity futures contracts, index options, forward currency contracts and other similar instruments. The investment funds value their investments in derivative instruments at fair value.

Net Income from Investments in Investment Funds: Net income from investments in investment funds includes any interest income, realized gains and losses, unrealized gains and losses, interest expense, and any other expenses that are directly attributable to the Company's investments in investment funds. Information is not available to provide separate disclosure of the dollar amounts of each component of the net income from investments in investment funds. Income earned and expenses incurred by the investment funds are passed through to the Company based on its percentage ownership in each respective fund.

Income Taxes: No provision for income taxes has been made in the accompanying financial statements as all items of the Company's income, loss, deduction, and credit are passed through to, and taken into account by, the Company's members on their individual income tax returns. The primary difference between financial statement income and taxable income relates to certain gains and losses that are not immediately realized for income tax purposes. The difference between the tax basis and reported amounts of the Company's investments is not available.

                                     -7-
===============================================================================

NOTES TO FINANCIAL STATEMENTS--Continued

ASPEN DIVERSIFIED FUND LLC


NOTE A--DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

Cash and Cash Equivalents: For purposes of reporting cash flows, the Company considers demand deposits and all unrestricted, highly liquid investments with original maturities of three months or less, which can be readily converted to cash on demand, without penalty, to be cash equivalents. At December 31, 2006, the Company had approximately $794,000 on deposit in excess of federally insured limits.

Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE B--INVESTMENTS IN INVESTMENT FUNDS

At December 31, 2006 and during the year then ended, investments were all in equity positions in investment funds and net investment income consisted of the following:

                                                                    Percentage
                                                                      of the
                                                                    Fund's Net
 Investment Fund              Net Income   Cost Basis   Fair Value    Assets
-------------------------------------------------------------------------------
 The Absolute Return
    Commodity Fund, LDC       $  329,016  $ 4,568,200  $ 5,171,920     9.70%
 Aspect US Fund, LLC             468,309    6,525,010    6,720,319    12.60%
 CFM Discus Fund LP                2,764    4,497,990    4,500,754     8.44%
 CMF Winton Feeder I L.P.        280,366          -0-          -0-     0.00%
 FORT Global Contrarian, L.P.    861,975   10,008,751   10,941,488    20.52%
 Grinham Diversified Fund, LP    127,581    4,800,000    4,927,581     9.24%
 HFR Offshore Select Umbrella
    Feeder Fund                  714,176   10,700,000   11,414,176    21.41%
 Man-AHL Diversified II L.P.     208,919    4,164,200    4,636,841     8.70%
 Welton Global Capital
    Markets Fund, Ltd.           145,096    5,599,999    5,745,095    10.77%
 Windjammer Fund I, LLC           41,207          -0-          -0-     0.00%
                              ----------  -----------  -----------   -------
                              $3,179,409  $50,591,150  $54,058,174   101.38%
                              ==========  ===========  ===========   =======

Other Assets, less Liabilities                           (735,556)    -1.38%
                                                       -----------   -------

                                                       $53,322,618   100.00%
                                                       ===========   =======

                                     -8-
===============================================================================

NOTES TO FINANCIAL STATEMENTS--Continued

ASPEN DIVERSIFIED FUND LLC


NOTE B--INVESTMENTS IN INVESTMENT FUNDS--Continued

At December 31, 2006, and during the year then ended, the Company's investments by investment objective as a percentage of investments are as follows:

                                                                   Percentage
                                                                      of the
                                                                    Fund's Net
 Investment Fund              Net Income   Cost Basis   Fair Value    Assets
-------------------------------------------------------------------------------
 Fixed Income Specialists     $  329,016  $ 4,568,200  $ 5,171,920     9.57%
 Diversified Long-Term
   Trend Follower              1,858,073   26,716,209   28,516,431    52.75%
 Diversified short-Term
   Trend Follower                130,345    9,297,990    9,428,335    17.44%
 Contra-Trend                    861,975   10,008,751   10,941,488    20.24%
                              ----------  -----------  -----------   -------
                              $3,179,409  $50,591,150  $54,058,174   100.00%
                              ==========  ===========  ===========   =======

At December 31, 2006, and during the year then ended, the Company's investments by the investment fund's geographic region as a percentage of the Company's investments are as follows:

                                                                   Percentage
                                                                      of the
                                                                    Fund's Net
 Investment Fund              Net Income   Cost Basis   Fair Value    Assets
-------------------------------------------------------------------------------
 United States                $1,359,231  $18,670,941  $20,079,083    37.14%
 Caribbean (Bermuda, Bahamas
   and Cayman Islands)         1,656,597   27,120,209   29,051,510    53.74%
 Australia                       127,581    4,800,000    4,927,581     9.12%
                              ----------  -----------  -----------   -------
                              $3,179,409  $50,591,150  $54,058,174   100.00%
                              ==========  ===========  ===========   =======


                                     -9-
===============================================================================

NOTES TO FINANCIAL STATEMENTS--Continued

ASPEN DIVERSIFIED FUND LLC


NOTE B--INVESTMENTS IN INVESTMENT FUNDS--Continued

At December 31, 2005 and during the period then ended, investments were all in equity positions in investment funds and net investment income (loss) consisted of the following:

                                                                    Percentage
                                                                      of the
                                                                    Fund's Net
 Investment Fund              Net Income   Cost Basis   Fair Value    Assets
-------------------------------------------------------------------------------
 The Absolute Return
    Commodity Fund, LDC       $  274,704  $ 2,948,200  $ 3,222,904    20.78%
 CMF Winton Feeder I L.P.        (71,522)   3,761,000    3,689,478    23.78%
 FORT Global Contrarian, L.P.     70,762    3,838,750    3,909,512    25.21%
 Man-AHL Diversified II L.P.     263,722    2,924,200    3,187,922    20.56%
 Windjammer Fund I, LLC           50,615    1,484,100    1,534,715     9.90%
                              ----------  -----------  -----------   -------
                              $  588,281   14,956,250   15,544,531   100.24%
                              ==========  ===========  ===========   =======

Other Assets, less Liabilities                            (36,836)    -0.24%
                                                       -----------   -------

                                                       $15,507,695   100.00%
                                                       ===========   =======

At December 31, 2005, and during the year then ended, the Company's investments by investment objective as a percentage of investments are as follows:

                                                                   Percentage
                                                                      of the
                                                                    Fund's Net
 Investment Fund              Net Income   Cost Basis   Fair Value    Assets
-------------------------------------------------------------------------------
 Fixed Income Specialists     $  274,704  $ 2,948,200  $ 3,222,904    20.73%
 Diversified Long-Term
   Trend Follower                242,815    8,169,300    8,412,115    54.12%
 Contra-Trend                     70,762    3,838,750    3,909,512    25.15%
                              ----------  -----------  -----------   -------
                              $  588,281  $14,956,250   15,544,531   100.00%
                              ==========  ===========  ===========   =======


                                     -10-
===============================================================================

NOTES TO FINANCIAL STATEMENTS--Continued

ASPEN DIVERSIFIED FUND LLC


NOTE B--INVESTMENTS IN INVESTMENT FUNDS--Continued

At December 31, 2005, and during the year then ended, the Company's investments by the investment fund's geographic region as a percentage of the Company's investments are as follows:

                                                                   Percentage
                                                                      of the
                                                                    Fund's Net
 Investment Fund              Net Income   Cost Basis   Fair Value    Assets
-------------------------------------------------------------------------------
 United States                $  313,577  $12,008,050  $12,321,627    79.73%
 Caribbean (Bermuda, Bahamas
   and Cayman Islands)           274,704    2,948,200    3,222,904    20.73%
                              ----------  -----------  -----------   -------
                              $  588,281  $14,956,250   15,544,531   100.00%
                              ==========  ===========  ===========   =======

The investment objectives and policies for the investment funds are as follows:

                                                                   Redemptions
   Investment Fund            Investment Objectives                 Permitted
-------------------------------------------------------------------------------
The Absolute Return
    Commodity Fund, LDC       Fixed Income Specialists              Quarterly
Aspect US Fund, LLC           Diversified Long-Term Trend Follower   Monthly
CFM Discus Fund, LP           Diversified Short-Term Trend Follower  Monthly
CMF Winton Feeder I L.P.      Diversified Long-Term Trend Follower   Monthly
FORT Global Contrarian, L.P.  Contra-Trend                           Monthly
Grinham Diversified
   Fund (U.S.), LP            Diversified Short-Term Trend Follower  Monthly
HFR Offshore Select
   Umbrella Feeder Fund       Diversified Long-Term Trend Follower   Monthly
Man-AHL Diversified II L.P.   Diversified Long-Term Trend Follower   Monthly
Welton Global Capital
   Markets Fund, Ltd.         Diversified Long-Term Trend Follower   Monthly
Windjammer Fund I, LLC        Diversified Long-Term Trend Follower   Monthly

The Company's investments are in the above investment funds, which engage primarily in speculative trading of U.S. and foreign futures contracts and options on U.S. and foreign futures contracts. The funds are exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

                                     -11-
===============================================================================

NOTES TO FINANCIAL STATEMENTS--Continued

ASPEN DIVERSIFIED FUND LLC


NOTE B--INVESTMENTS IN INVESTMENT FUNDS--Continued

Furthermore, certain of the investment funds include restrictions as to the minimum amount of time that an investor must remain invested in the investment fund, and certain of the investment funds include restrictions on the total amount of annual redemptions that can be made by an investor. Management is required to disclose any investments that exceed 5% of the Company's capital at year end. Information is not available to determine if an individual investment held by any of these investment funds exceeded 5% of the Company's capital at December 31, 2006 and 2005.

At December 31, 2006 and 2005, the Company had transferred $679,000 and $400,000, respectively, to the investment funds that will not be credited to its respective capital accounts until the first day of the following month. This amount has been recorded as investments in transit.


NOTE C--NET ASSETS

The Company maintains separate capital accounts for its members. Net profits and losses are allocated to the members in proportion to their respective capital accounts. Each member may withdraw all or any portion of his capital account as of the end of each calendar month, provided that the withdrawing member gives at least 10 days prior written notice.

The Company admits members only on the first day of each month. At December 31, 2006 and 2005, the Company had received capital contributions of approximately $1,467,000 and $414,000, respectively, that were credited to the member's capital accounts on January 1 of the following year.

The Company may be dissolved at any time by the determination of the managing member to dissolve and liquidate the Company.


                                     -12-
===============================================================================

NOTES TO FINANCIAL STATEMENTS--Continued

ASPEN DIVERSIFIED FUND LLC


NOTE C--NET ASSETS--Continued

Unit transactions for the year ended December 31, 2006 were as follows:

                                  Class A     Class B     Class E      Total
                                 ---------   ---------   ---------   ---------
Units outstanding at inception 	      -0-         -0-         -0-         -0-

Units issued 	                      -0-       5,042     148,787     153,829

Units redeemed                        -0-           3       4,424       4,427
                                 ---------   ---------   ---------   ---------
Units outstanding at
     December 31, 2005                -0-       5,039     144,363     149,402
                                 =========   =========   =========   =========
Net unit value at
     December 31, 2005            $   -0-     $103.43     $103.81
                                 =========   =========   =========
Units outstanding at
     January 1, 2006                  -0-       5,039     144,363     149,402

Units issued                       12,558     326,688      21,707     360,953

Units redeemed                        -0-       9,375      23,156      32,531
                                 ---------   ---------   ---------   ---------
Units outstanding at
     December 31, 2006             12,558     322,352     142,914     477,824
                                 =========   =========   =========   =========
Net unit value at
     December 31, 2006            $105.21     $111.05     $113.39
                                 =========   =========   =========


NOTE D--RELATED PARTY TRANSACTIONS

The Company pays various monthly fees to the managing member, Aspen Partners, Ltd., which vary depending upon the unit class. The annual fee percentages by unit class are as follows:

                                A          B          C          E
                             -------    -------    -------    -------
Management fees               1.00%      1.00%      0.75%      0.00%
Incentive fees               10.00%     10.00%      7.50%      0.00%
Administrative fees           0.65%      0.65%      0.25%      0.65%
Trailing commissions          2.00%      0.00%      0.00%      0.00%


                                     -12-
===============================================================================

NOTES TO FINANCIAL STATEMENTS--Continued

ASPEN DIVERSIFIED FUND LLC


NOTE D--RELATED PARTY TRANSACTIONS--Continued

The incentive fees are equal to the applicable percentage of the new investment profits earned monthly by series over the high water mark, as defined. During the year ended December 31, 2006 and the period from inception (April 7, 2005) through December 31, 2005, the Company recognized management and incentive fee expense of approximately $201,000 and $3,000, respectively.

During the year ended December 31, 2006 and the period from inception (April 7, 2005) through December 31, 2005, the Company recognized expenses of approximately $199,000 and $41,000, respectively, related to certain accounting and administrative services provided by the investment manager.

At December 31, 2006 and 2005, accounts payable consisted of approximately $90,000 and $9,000, respectively, related to management fees, incentive fees and administrative fees.


NOTE E--FINANCIAL HIGHLIGHTS

Financial highlights were as follows for the years ended December 31, 2006:

                                                      Unit Class
                                               A           B           E
----------------------------------------------------------------------------
  Beginning net unit value at
       January 1, 2006                      $   -0-     $103.43     $103.81

  Average net unit purchase value            102.52         N/A         N/A

  Net income from investments in
       investment funds per unit               3.83        9.68       10.09

  Management and incentive fees per unit      (0.80)      (1.44)        -0-
  Administrative expenses per unit            (0.45)      (0.81)      (0.67)
                                           ---------   ---------   ---------
                                              (1.25)      (2.26)      (0.67)

  Interest income per unit                     0.11        0.20        0.17
                                           ---------   ---------   ---------
  Ending net unit value                     $105.21     $111.05     $113.39
                                           =========   =========   =========

These amounts were calculated based on the monthly weighted units outstanding by class.

                                     -14-
===============================================================================


NOTES TO FINANCIAL STATEMENTS--Continued

ASPEN DIVERSIFIED FUND LLC

NOTE E--FINANCIAL HIGHLIGHTS--Continued

                                                      Unit Class
                                               A           B           E
----------------------------------------------------------------------------

  Net investment income                       6.6%       11.5%        9.4%
  Operating expenses and management fees      1.2%        2.1%        0.6%
  Net income                                  5.5%        9.6%        9.0%
  Rate of return                              5.2%        7.4%        9.2%

These ratios were calculated as a percentage of average net assets by unit class, based on monthly weighted average net asset values.

Financial highlights were as follows for the years ended December 31, 2005:

                                                            Unit Class
                                                           B           E
----------------------------------------------------------------------------

  Average beginning net unit value at inception         $   -0-     $   -0-

  Average net unit purchase value                        100.88      100.15

  Net income from investments in investment
       funds per unit                                      3.43        3.91

  Management and incentive fees per unit                  (0.66)        -0-
  Administrative expenses per unit                        (0.25)      (0.28)
                                                       ---------   ---------
                                                          (0.91)      (0.28)

  Interest income per unit                                 0.03        0.03
                                                       ---------   ---------
  Ending net unit value                                 $103.43     $103.81
                                                       =========   =========

These amounts were calculated based on the monthly weighted units outstanding by class.

                                                            Unit Class
                                                           B           E
----------------------------------------------------------------------------

  Net investment income                                   4.4%        4.4%
  Operating expenses and management fees                  1.0%        0.3%
  Net income                                              3.5%        4.2%
  Rate of return                                          3.4%        3.8%


                                     -15-
===============================================================================

NOTES TO FINANCIAL STATEMENTS--Continued

ASPEN DIVERSIFIED FUND LLC


NOTE E--FINANCIAL HIGHLIGHTS--Continued

These ratios were calculated as a percentage of average net assets by unit class, based on monthly weighted average net asset values.

Operating expenses included management and incentive fees (Class A and B units only), administrative fees, and other operating expenses. An individual member's returns will vary from these returns based on the timing of his investment.

                                     -14-
===============================================================================

NOTE F--SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                         Quarter    Quarter    Quarter    Quarter   Fiscal Year
                          Ended      Ended      Ended      Ended        Ended
                        31-Mar-06  30-Jun-06  30-Sep=06  31-Dec-06   12/31/2006
-------------------------------------------------------------------------------
Net Income from
  Investements in
  Investment Funds      $ 544,719  $  38,758  $ 186,394  $ 409,538   $3,179,409

Operating Expenses:

  Management Fees           4,541     16,920     46,827     80,337      148,625
  Incentive Fees            3,020     17,271        -0-     31,648       51,975
  Administrative Fees      27,792     36,930     55,820     72,250      198,792
  Trailing Sales
    Commissions               -0-        -0-        650      4,757        5,407
  Bank Fees                   842      1,206      1,498      2,309        5,855
                        ---------  ---------  ---------  ---------   ----------
                           36,195     72,327    104,795    197,337      410,654
                        ---------  ---------  ---------  ---------   ----------

Net Investment Income     508,524    (33,569)    81,599  2,212,201    2,768,755

Interest Income             1,581      8,822     24,485     16,600       51,488
                        ---------  ---------  ---------  ---------   ----------

Net Increase (Decrease)
  in Net Assets
  Resulting from
  Operations            $ 510,105  $(247,747) $ 106,084  $2,228,801  $2,820,243
                        =========  =========  =========  ==========  ==========


                                     -16-
===============================================================================

NOTE F--SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)--Continued

                         Quarter    Quarter    Quarter    Quarter   Fiscal Year
                          Ended      Ended      Ended      Ended        Ended
                        31-Mar-05  30-Jun-05  30-Sep=05  31-Dec-05   12/31/2005
-------------------------------------------------------------------------------
Net Income from
  Investements in
  Investment Funds      $     -0-  $     -0-  $  78,330  $ 309,951   $  588,281

Operating Expenses:

  Management Fees             -0-        -0-        422      1,100        1,522
  Incentive Fees              -0-        -0-        739      1,065        1,804
  Administrative Fees         -0-        -0-     16,145     24,732       40,877
  Trailing Sales
    Commissions               -0-        -0-        -0-        -0-          -0-
  Bank Fees                   -0-        -0-      1,096        704        1,800
                        ---------  ---------  ---------  ---------   ----------
                              -0-        -0-     18,402     27,601       46,003
                        ---------  ---------  ---------  ---------   ----------

Net Investment Income         -0-        -0-    259,928    282,350      542,278

Interest Income               -0-        -0-      4,151        725        4,876
                        ---------  ---------  ---------  ---------   ----------

Net Increase (Decrease)
  in Net Assets
  Resulting from
  Operations            $     -0-  $     -0-  $ 264,079  $ 283,075   $  547,154
                        =========  =========  =========  =========   ==========


NOTE G--SUBSEQUENT EVENTS

During the period from January 1, 2007 through March 20, 2007, the Company received additional capital contributions of approximately $11,557,000, and certain members requested capital withdrawals of approximately $130,000.

                                     -17-
===============================================================================